Exhibit 10.22

FIFTH AMENDMENT TO THE
SCI 401(K) RETIREMENT SAVINGS PLAN

WHEREAS, Service Corporation International (the “Employer”) adopted a restatement of the SCI 401(k) Retirement Savings Plan (the “Plan”) effective as of January 1, 2016 and subsequently amended the Plan by the First through Fourth Amendments thereto; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan to provide special relief made available to victims of Hurricane Harvey and Hurricane Irma in accordance with the provisions of IRS Announcements 2017-11 and 2017-13;

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of August 23, 2017 and applicable to: (1) hardship distributions made to victims of Hurricane Harvey made during the period beginning August 23, 2017 and continuing through January 31, 2018; and (2) hardship distributions made to victims of Hurricane Irma made during the period beginning September 4, 2017 and continuing through January 31, 2018; and

FURTHER, this Amendment is intended to comply with the applicable provisions of the Internal Revenue Code (“Code”), as modified by IRS Announcements 2017-11 and 2017-13 and shall be construed consistently with applicable Code requirements except as specifically modified by such guidance.

1.	ELECTION TO PROVIDE SPECIAL HARDSHIP DISTRIBUTIONS

The Employer hereby elects to provide hardship distributions in accordance with the provisions below. Any distribution made in accordance with the provisions of this Amendment shall be treated as a hardship distribution for all purposes of the Code, including the exception to the direct rollover requirements in Code Section 402(c)(4)(C).

(a)
Financial hardship distributions can only be made under this Amendment: (i) between August 23, 2017 and January 31, 2018 for individuals affected by Hurricane Harvey; and (ii) between September 4, 2017 and January 31, 2018 for individuals affected by Hurricane Irma. The Plan Administrator is not authorized under this amendment to make financial hardship distributions for any reason other than a financial need arising out of Hurricane Harvey or Hurricane Irma.

(b)	The financial need can be any financial need arising out of Hurricane Harvey and Hurricane Irma, including financial needs other than the types enumerated in Section 5.8 of the Plan.

(c)	The Plan Administrator may rely upon representations from the Participant as to the need for, and amount of, the distribution unless the Administrator has actual knowledge to the contrary.

(d)	The six-month suspension from making any 401(k) Elective Deferrals may be waived for Participants who take financial hardship distributions pursuant to this Amendment.

2.	AFFECTED PARTICIPANTS

The Participants who are eligible to take a hardship distribution described above are those:

(a)
Whose principal residence or principal place of employment was in a Hurricane Harvey Disaster Area on August 23, 2017 or whose lineal ascendant or descendant, dependent, or Spouse had a principal residence or place of employment in a Hurricane Harvey Disaster Area on August 23, 2017. A "Hurricane Harvey

Disaster Area" means any county identified for individual assistance by the Federal Emergency Management Agency (FEMA) because of the devastation caused by Hurricane Harvey; or

(b)
Whose principal residence or principal place of employment was in a Hurricane Irma Disaster Area on September 4, 2017 or whose lineal ascendant or descendant, dependent, or Spouse had a principal residence or place of employment in a Hurricane Irma Disaster Area on September 4, 2017. A "Hurricane Irma Disaster Area" means any county identified for individual assistance by the Federal Emergency Management Agency (FEMA) because of the devastation caused by Hurricane Irma.

IN WITNESS WHEREOF, the Employer has caused this Fifth Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

SERVICE CORPORATION INTERNATIONAL

/s/MARGARET R. FERREL
Witness
By: /s/ GREGORY T. SANGALIS

Title: SVP GEN COUNSEL/SECRETARY

Date: 11/02/2018